Exhibit 24.2

AERCAP HOLDINGS N.V.
AerCap House
Stationsplein 965
1117 CE Schiphol
The Netherlands

OFFICER’S CERTIFICATE

June 15, 2012

The undersigned, Marnix den Heijer, Group Corporate Counsel & Head of Internal Audit of AerCap Holdings N.V., a public limited liability company incorporated under the laws of the Netherlands (the “Company”), does hereby certify on behalf of the Company, in his capacity as Secretary of the Company and not individually, that:

1.     Attached hereto as Exhibit A is a true and correct copy of the written resolutions of the board of directors of the Company, relating to, among other things, (i) the approval of the filing of the Form F-4 registration statement and prospectus with the U.S. Securities and Exchange Commission in relation to the exchange offer for 6.375% Senior Unsecured Notes (the “F-4 Filing”) and (ii) the powers of attorney granted to each of the attorneys-in-fact designated therein authorizing such attorneys-in-fact to (A) sign on behalf of the Company and each of the board of directors in their capacity as a member of the board of directors, the F-4 Filing and any and all amendments to said F-4 Filing (including post-effective amendments), (B) file or cause to be filed the same, and (C) do and perform each and every act and thing requisite and necessary to be done in connection with the F-4 Filing, as fully to all intents and purposes as each of them might or could do in person.

[signature pages follow]

IN WITNESS WHEREOF, I, the Group Corporate Counsel & Head of Internal Audit of the Company, have signed this certificate on behalf of the Company as of the date first above written.

AERCAP HOLDINGS N.V.

By:	/s/ Marnix den Heijer
	Name:	Marnix den Heijer
	Title:	Group Corporate Counsel & Head of Internal Audit

I, Wouter Marinus den Dikken, as Attorney-in-fact of AerCap Holdings N.V., do hereby certify that Marnix den Heijer is the duly appointed Group Corporate Counsel & Head of Internal Audit of AerCap Holdings N.V., and the signature set forth above is his true and genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first above written.

By:	/s/ Wouter Marinus den Dikken
	Name:	Wouter Marinus den Dikken
	Title:	Attorney-in-fact

Exhibit A

COMPANY RESOLUTIONS

RESOLUTION OF THE BOARD OF DIRECTORS

OF AERCAP HOLDINGS N.V.

Dated as of 15 June 2012

THE UNDERSIGNED

1.               Pieter Korteweg

2.               Aengus Kelly

3.               Gerald Porter Strong

4.               James Norris Chapman

5.               Robert Goodwin Warden

6.               Marius Jacques Leonard Jonkhart

7.               Richard Michael Gradon

8.               Paul Thomas Dacier

9.               Homaid Abdulla Al Shemmari

10.         Salem Rashed Abdulla Ali Al Noaimi

acting for the purposes hereof in their individual capacities and as the members of the Board of Directors (the “Board”) of AerCap Holdings N.V., a public limited liability company (“naamloze vennootschap”), having its corporate seat in Amsterdam (address: 1117 CE Schiphol, Stationsplein 965, trade register number: 34251954), hereinafter referred to as the “Company”,

WHEREAS

(A)                              The undersigned together constitute the entire Board of the Company.

(B)                                On 22 March 2011 the Board established the AerCap Holdings N.V. Rules for the Board of Directors, including its Committees (the “Board Rules”) pursuant to Article 16, paragraph 2 of the Company’s articles of association (the “Articles of Association”).

(C)                                Article 16.5 of Articles of Association and Clause 2.6.5 of the Board Rules provide for the passing of resolutions of the Board without a meeting. All members of the Board are familiar with the present resolutions and none of them has objected to this decision-making process.

(D)                               It is proposed that the Company will file a form F-4 registration statement and prospectus with the U.S. Securities and Exchange Commission in relation to the exchange offer for 6.375% Senior Unsecured Notes (the “F-4 Filing”).

DETERMINE THAT:

i.                                          The F-4 Filing would materially benefit the Company, be in its commercial interests and within its corporate powers, be conducive to the realisation of its object and would not adversely affect the rights of creditors, employees and shareholders of the Company.

ii.                                       The Company would be in a position to give, make or perform the various representations, warranties, undertakings, covenants and all other obligations to be given, made or performed by the Company in the F-4 Filing.

HEREBY RESOLVE:

1.                                      To approve the F-4 Filing, as proposed.

AND FURTHER, ON BEHALF OF THE COMPANY AND EACH OF THEM INDIVIDUALLY AND IN THEIR CAPACITY AS A MEMBER OF THE BOARD OF DIRECTORS:

2.                                       hereby grant an irrevocable power of attorney, which power of attorney is governed by Dutch law, to each of, Aengus Kelly and James Norris Chapman (each an “Attorney” and together the “Attorneys”) individually and with full power of substitution (ondervolmacht), to sign on behalf of the Company and each of them individually and in their capacity as a member of the board of directors, the F-4 Filing and any and all amendments to said F-4 Filing (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, or their substitute, shall do or cause to be done by virtue of this power of attorney.

3.                                       hereby confirm to indemnify each Attorney against all costs, claims, expenses and liabilities, howsoever incurred by such Attorney (as the case may be), arising from the exercise or the purported exercise in good faith of this power of attorney.

AND FINALLY CONFIRM:

1.                                       That the Company has not been declared bankrupt (failliet verklaard), the Company has not been granted a suspension of payment (surseance van betaling verleend), the Company has not been dissolved (ontbonden), that no applications for the bankruptcy, suspension of payment or dissolution of the Company have been filed with the courts, that the Company is not a party to any proceeding before the Enterprise Chamber (Ondernemingskamer), that the Enterprise Chamber has not given any order, directly or indirectly affecting the Company and that no resolution in respect of the merger (fusie) or division (splitsing) of the Company has been adopted. That the Company has not been subjected to any or more of the insolvency and winding up proceedings in Annex A and Annex B to the EU Insolvency Regulation (number 1346/2000 of 29 May 2000) in any jurisdiction within the European Union.

2.                                       That the Company does not have, and is not in the process of establishing a ((joint (gemeenschappelijke)), central (centrale) or group (groeps)) works council (ondernemingsraad) or European works council (Europese ondernemingsraad), and that there is no process pending for the establishment of, a (joint (gemeenschappelijke), central (centrale) or group (groeps)) works council (ondernemingsraad) or European works council (Europese ondernemingsraad) in the group of companies of which the Company forms part, and further confirms that although by law we are required to have a works council for our operations in The Netherlands, our employees have not elected to date to organize a works council.

3.                                       That the F-4 Filing will not contravene:

•              the Articles of Association dated 23 May 2011;

•              the Board Rules dated 22 March 2011;

•              the existing contractual obligations of the Company;

•              the terms of any security that the Company may have issued;

4.                                       That none of the members of the Board has a conflict of interest (tegenstrijdig belang) with the Company in connection with the F-4 Filing. To the extent any member of the Board would have a conflict of interest in respect of the F-4 Filing, each member of the Board is, pursuant to the Company’s articles of association, authorised to represent the Company in respect of the F-4 Filing;

5.                                       That the general meeting of shareholders has not, by virtue of article 2:146 of the Dutch Civil Code, appointed any other person as special mandatory to act as the Company’s representative in respect of the F-4 Filing;

6.                                       Resolve that these resolutions may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document and that each signatory may deliver a signed copy of these resolutions by fax or e-mail or an e-mail confirmation and that any such faxed or e-mailed copy or e-mail confirmation shall be deemed to be an original for all purposes.

[Signature page follows]

/s/ P. Korteweg	/s/ A. Kelly
P. Korteweg	A. Kelly
Date: 6/14/12	Date: 6/15/12
Place: United States	Place: Turkey

/s/ G.P. Strong	/s/ R.G. Warden
G.P. Strong	R.G. Warden
Date: 6/15/12	Date: 6/15/12
Place: Spain	Place: United States

/s/ J.N. Chapman	/s/ M.J.L. Jonkhart
J.N. Chapman	M.J.L. Jonkhart
Date: 6/15/12	Date: 6/15/12
Place: United States	Place: Curacao

/s/ R. M. Gradon	/s/ P.T. Dacier
R. M. Gradon	P.T. Dacier
Date: 6/14/12	Date: 6/15/12
Place: Czech Republic	Place: United States

/s/ H.A. Al Shemmari	/s/ S.R.A.A. Al Noaimi
H.A. Al Shemmari	S.R.A.A. Al Noaimi
Date: 6/14/12	Date: 6/14/12
Place: Abu Dhabi	Place: Abu Dhabi